                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	October 23, 2025		574-235-2000

1st Source Corporation Reports Record Third Quarter Results,
Increased Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $42.30 million for the quarter, up $4.98 million or 13.34% from the previous quarter and up $7.36 million or 21.06% from the third quarter of 2024. Diluted net income per common share was $1.71, up $0.20 or 13.25% from the previous quarter and up $0.30 or 21.28% from the prior year’s third quarter of $1.41. These results include $1.88 million in pre-tax losses from the sale of approximately $73 million of available-for-sale securities executed in the third quarter as well as a $1.00 million charitable contribution to the 1st Source Foundation.
•Return on average assets increased to 1.86% from 1.67% in the previous quarter and 1.59% in the third quarter of 2024. Return on average common shareholders’ equity increased to 13.76% from 12.61% in the previous quarter and 12.87% in the third quarter of 2024.
•A cash dividend increase of two cents per share to $0.40 per common share for the quarter was approved, up 11.11% from the cash dividend declared a year ago.
•Average loans and leases grew $46.93 million in the third quarter, up 0.67% from the previous quarter and increased $409.71 million, up 6.20% from the third quarter of 2024.
•Average deposits increased $75.03 million in the third quarter, up 1.02% from the previous quarter and increased $289.69 million, up 4.06% from the third quarter of 2024.
•Tax-equivalent net interest income was $88.90 million, up $3.56 million or 4.17% from the previous quarter and up $13.27 million, or 17.55% from the third quarter a year ago. Tax-equivalent net interest margin was 4.09%, up eight basis points from the previous quarter and up 45 basis points from the third quarter of 2024.
•Provision for credit losses of $0.90 million was recorded during the quarter compared to $7.69 million in the previous quarter and $1.72 million during the previous year’s third quarter. The allowance for loan and lease losses as a percentage of total loans and leases remained consistent with historical levels, rising to 2.32% at September 30, 2025, up from 2.30% at June 30, 2025, and 2.30% at September 30, 2024.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $42.30 million for the third quarter of 2025, up 13.34% compared to $37.32 million in the previous quarter and up 21.06% from the $34.94 million reported in the third quarter a year ago. Year-to-date 2025 net income was $117.14 million, up 15.76% compared to $101.19 million during the first nine months of 2024. Diluted net income per common share for the third quarter of 2025 was $1.71, up 13.25% compared to $1.51 in the previous quarter and up 21.28% versus $1.41 in the third quarter of 2024. Diluted net income per common share for the first nine months of 2025 was $4.74 compared to $4.09 a year earlier. The quarterly results were impacted by solid growth in net interest income and lower provision for credit losses offset by realized losses from strategic repositioning trades in the investment portfolio and higher noninterest expense.
At its October 2025 meeting, the Board of Directors approved an increase in the cash dividend of two cents per share, raising the approved dividend for the quarter to $0.40 per common share, up 11.11% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on November 4, 2025, and will be paid on November 14, 2025.

Andrea G. Short, President and Chief Executive Officer, commented, “We are pleased that we achieved record quarterly net income during the third quarter and continued net interest margin expansion for the seventh consecutive quarter. Higher rates on increased average loan and lease balances, and lower short-term borrowing costs led to an eight basis point improvement in our margin from the prior quarter. The credit quality challenges we experienced during the second quarter improved moderately during the quarter and our nonperforming asset levels decreased. Nonperforming assets to loans and leases at September 30, 2025 was 0.91% down from 1.06% at June 30, 2025 while the allowance for loans and lease losses as a percentage of total loans and leases remained strong at 2.32% up slightly from 2.30% the previous quarter.
“Most importantly, our balance sheet remained resilient throughout the quarter, underscoring a solid financial foundation that has consistently supported our business over time. This strength is not new; it reflects a long-standing commitment to disciplined financial management and positions us well to navigate ongoing macroeconomic uncertainty affecting our customers and their industries. We maintained strong liquidity and upheld our historically conservative capital structure, reinforcing our ability to drive long-term value for shareholders.
“As part of a long-term, multi-year strategy for succession, Christopher J. Murphy III stepped down from his role of Chief Executive Officer of 1st Source Corporation effective October 1, 2025. He now serves as Executive Chairman of 1st Source Corporation and 1st Source Bank. After 50 years of successive leadership as President, Chairman, and Chief Executive Officer, the Bank and Corporation have benefitted greatly from his guidance and expertise. We are pleased that he will continue to serve as Executive Chairman to help position the company for a strong future.
“This change initiated several other role transitions. Kevin C. Murphy, previously Chief Digital Officer and Executive Vice President of 1st Source Corporation and 1st Source Bank, retained his role of Executive Vice President of the Corporation and became President of 1st Source Bank. Additionally, I am honored to have taken on the role of Chief Executive Officer of 1st Source Corporation while also retaining the title of President of 1st Source Corporation and Chief Executive Officer of 1st Source Bank. I look forward to this next stage as we continue to serve our clients and communities well.” Mrs. Short concluded.
Christopher J. Murphy III, Executive Chairman, added, “As Andrea reported, we have had a successful transition of senior leadership and I could not be more excited or optimistic about our future. Andrea has been a 1st Source colleague since 1998 and she has been preparing for this role since 2013. Also, we were very pleased to learn during the third quarter that 1st Source Bank was named to Bank Director Magazine’s Best U.S. Banks list coming in at #19 overall in the top 25 Banks and #8 in the category of $5 billion up to $50 billion in assets.
“Also, in keeping with our commitment to our community, we have remodeled our Elkhart West Banking Center in Indiana, and moved our banking center in Kalamazoo, Michigan to a new location. Both banking centers now feature the Bank’s side-by-side banking model. This experience invites the client behind the “teller line,” allowing for the Bank’s clients and bankers to have a more transparent and inclusive relationship.” Mr. Murphy concluded.
THIRD QUARTER 2025 FINANCIAL RESULTS
Loans and Leases
Third quarter average loans and leases were $7.02 billion, which was up $46.93 million or 0.67% from the previous quarter, and increased $409.71 million, up 6.20% from the third quarter a year ago. Year-to-date average loans and leases increased $356.29 million to $6.93 billion, up 5.42% from the first nine months of 2024. Average loan growth from the third quarter of 2024 occurred mainly within the Renewable Energy, Commercial Real Estate, Construction Equipment, Commercial and Agricultural, and Residential Real Estate and Home Equity portfolios.
Deposits
Third quarter average deposits were $7.42 billion, which was up $75.03 million, or 1.02%, from the previous quarter, and up $289.69 million or 4.06% compared to the quarter ended September 30, 2024. Average deposits for the first nine months of 2025 were $7.37 billion, an increase of $259.42 million, up 3.65% from the same period a year ago. Average deposit balance growth from the third quarter of 2024 was primarily in savings, interest-bearing demand, and non-brokered time deposits offset by decreased brokered deposits.

Net Interest Income and Net Interest Margin
Third quarter 2025 tax-equivalent net interest income increased $3.56 million to $88.90 million, up 4.17% from the previous quarter and increased $13.27 million, up 17.55% from the third quarter a year ago. For the first nine months of 2025, tax equivalent net interest income increased $33.45 million to $255.33 million, up 15.07% from the same period a year ago.
Third quarter 2025 net interest margin was 4.08%, an increase of eight basis points from the 4.00% in the previous quarter and an increase of 45 basis points from the same period in 2024. On a fully tax-equivalent basis, third quarter 2025 net interest margin was 4.09%, up eight basis points compared to the 4.01% in the previous quarter, and an increase of 45 basis points from the same period in 2024. The increase from the prior quarter and third quarter of 2024 was primarily due to higher rates on increased average loan and lease balances and lower short-term borrowing costs. Higher net interest recoveries contributed three basis points during the third quarter on the net interest margin, compared to no impact during the previous quarter from immaterial net interest charge-offs, while net interest recoveries contributed three basis points in the prior year third quarter.
Net interest margin for the first nine months of 2025 was 3.99%, an increase of 41 basis points compared to 3.58% for the first nine months of 2024. Net interest margin on a fully-tax equivalent basis for the first nine months of 2025 was 4.00%, an increase of 41 basis points compared to 3.59% for the first nine months of the prior year. Net interest recoveries positively contributed three basis points to both the current and previous year-to-date net interest margin.
Noninterest Income
Third quarter 2025 noninterest income of $21.91 million decreased $1.15 million or 4.99% compared to the previous quarter and decreased $0.54 million or 2.41% compared to the third quarter a year ago. For the first nine months of 2025, noninterest income increased $0.24 million, up 0.36% from the first nine months of 2024.
The decrease from the previous quarter was mainly due to realized losses of $1.88 million in the third quarter compared to $1.00 million in the previous quarter from repositioning of available-for-sale securities. The securities sold during the quarter had a weighted average yield of 0.85% and were replaced with securities having a yield of 3.52%. Additional decreases in the quarter were from lower trust and wealth advisory income from seasonal tax preparation fees during the second quarter, fewer interest rate swap fees, and a decline in bank owned life insurance policy claims recognized. These decreases were offset by a rise in consumer deposit account fees, increased insurance commissions, higher brokerage and commission fees, and increased partnership investment gains.
The decrease in noninterest income compared to the third quarter of 2024 was mainly the result of realized losses from repositioning of available-for-sale securities and reduced equipment rental income as demand for operating leases continued to decline offset by increased partnership investment gains, higher trust and wealth advisory income, increased insurance commissions and deposit account fees.
The increase for the first nine months compared to the same period in 2024 was mainly the result of increased partnership investment gains, higher trust and wealth advisory fees, increased insurance commissions, higher brokerage and commission fees and increased interest rate swap fees. These increases were offset by realized losses on the sale of available-for-sale securities in 2025, lower equipment rental income as demand for operating leases continued to decline, reduced mortgage banking income and a decrease in debit card income.

Noninterest Expense
Third quarter 2025 noninterest expense of $54.78 million increased $2.35 million or 4.47% compared to the prior quarter and increased $3.95 million or 7.77% from the third quarter a year ago. For the first nine months of 2025, noninterest expense increased $10.89 million, up 7.29% from the first nine months of 2024.
The increase in noninterest expense compared to the prior quarter was the result of higher salaries from normal merit increases and higher incentive compensation, a $1.00 million charitable contribution, increased collection and repossession expenses, higher debit card losses, losses on the sale of fixed assets, and increased professional consulting and data processing costs from technology projects, partially offset by decreased furniture and equipment expense and lower leased equipment depreciation.
The increase in noninterest expense compared to the third quarter and first nine months of 2024 was the result of higher salaries and wages from normal merit increases and increased incentive compensation, a $1.00 million charitable contribution, increased data processing costs from technology projects, fewer gains on the sale of fixed assets and off-lease equipment, and increased furniture, equipment and occupancy expenses. These increases were offset by lower leased equipment depreciation and decreased blanket insurance premiums.
Credit
The allowance for loan and lease losses decreased to $161.43 million as of September 30, 2025, or 2.32% of total loans and leases primarily as a result of loan and lease runoff and a weakened forward economic outlook with increased uncertainty. This 2.32% is an increase compared to 2.30% at June 30, 2025, and 2.30% at September 30, 2024 due to a weakened forward economic outlook with increased uncertainty. Net charge-offs of $1.88 million were recorded for the third quarter of 2025, compared with net charge-offs of $1.87 million in the prior quarter and net charge-offs of $0.85 million in the same quarter a year ago.
The provision for credit losses was $0.90 million for the third quarter of 2025, a decrease of $6.79 million from the previous quarter and a decrease of $0.83 million compared with the same period in 2024. The decrease in the provision expense compared to the prior quarter was primarily due to a decline in loan and lease outstandings, a decrease in nonaccrual loans and leases, and specific impairments, offset by an increase in the provision for unfunded commitments. The ratio of nonperforming assets to loans and leases was 0.91% as of September 30, 2025, compared to 1.06% on June 30, 2025, and 0.47% on September 30, 2024. The decrease in nonperforming assets during the quarter was primarily from lower nonaccrual loans and leases and repossessions.
Capital
As of September 30, 2025, the common equity-to-assets ratio was 13.65%, compared to 13.19% at June 30, 2025, and 12.60% a year ago. The tangible common equity-to-tangible assets ratio was 12.85% at September 30, 2025, compared to 12.38% at June 30, 2025, and 11.76% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 15.18% at September 30, 2025, compared to 14.60% at June 30, 2025, and 14.18% a year ago.
Capital accretion over the last twelve months has been driven primarily by growth in retained earnings and a reduction in unrealized losses in our short-duration investment securities available-for-sale portfolio.
During the third quarter of 2025, 105,381 shares were repurchased for treasury reducing common shareholders’ equity by $6.38 million. Total year-to-date repurchased shares of 160,363 have reduced common shareholder’s equity by $9.68 million.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 78 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 10 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information with a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
3rd QUARTER 2025 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
AVERAGE BALANCES
Assets	$9,033,539	$8,962,134	$8,719,824	$8,951,300	$8,711,023
Earning assets	8,625,825	8,543,938	8,273,301	8,535,551	8,253,068
Investments	1,472,520	1,476,621	1,539,219	1,489,269	1,567,123
Loans and leases	7,015,389	6,968,463	6,605,677	6,928,394	6,572,108
Deposits	7,424,112	7,349,084	7,134,426	7,369,245	7,109,827
Interest bearing liabilities	5,992,547	5,997,624	5,806,983	5,970,408	5,837,681
Common shareholders’ equity	1,219,234	1,187,076	1,079,543	1,183,027	1,037,809
Total equity	1,276,923	1,246,121	1,150,795	1,244,011	1,111,540
INCOME STATEMENT DATA
Net interest income	$88,750	$85,192	$75,486	$254,880	$221,451
Net interest income - FTE(1)	88,904	85,345	75,630	255,334	221,887
Provision for credit losses	896	7,690	1,723	11,851	8,886
Noninterest income	21,906	23,057	22,448	68,066	67,825
Noninterest expense	54,776	52,430	50,828	160,282	149,393
Net income	42,279	37,326	34,914	117,128	101,181
Net income available to common shareholders	42,296	37,319	34,937	117,135	101,185
PER SHARE DATA
Basic net income per common share	$1.71	$1.51	$1.41	$4.74	$4.09
Diluted net income per common share	1.71	1.51	1.41	4.74	4.09
Common cash dividends declared	0.38	0.38	0.36	1.12	1.04
Book value per common share(2)	50.60	48.86	45.05	50.60	45.05
Tangible book value per common share(1)	47.17	45.44	41.62	47.17	41.62
Market value - High	66.15	63.90	65.63	67.77	65.63
Market value - Low	58.06	52.14	51.80	52.14	47.30
Basic weighted average common shares outstanding	24,472,035	24,541,385	24,514,144	24,519,828	24,489,665
Diluted weighted average common shares outstanding	24,472,035	24,541,385	24,514,144	24,519,828	24,489,665
KEY RATIOS
Return on average assets	1.86%	1.67%	1.59%	1.75%	1.55%
Return on average common shareholders’ equity	13.76	12.61	12.87	13.24	13.02
Average common shareholders’ equity to average assets	13.50	13.25	12.38	13.22	11.91
End of period tangible common equity to tangible assets(1)	12.85	12.38	11.76	12.85	11.76
Risk-based capital - Common Equity Tier 1(3)	15.18	14.60	14.18	15.18	14.18
Risk-based capital - Tier 1(3)	16.59	16.04	15.84	16.59	15.84
Risk-based capital - Total(3)	17.85	17.30	17.10	17.85	17.10
Net interest margin	4.08	4.00	3.63	3.99	3.58
Net interest margin - FTE(1)	4.09	4.01	3.64	4.00	3.59
Efficiency ratio: expense to revenue	49.50	48.43	51.90	49.63	51.64
Efficiency ratio: expense to revenue - adjusted(1)	49.17	48.40	51.75	49.60	51.51
Net charge-offs to average loans and leases	0.11	0.11	0.05	0.08	0.10
Loan and lease loss allowance to loans and leases	2.32	2.30	2.30	2.32	2.30
Nonperforming assets to loans and leases	0.91	1.06	0.47	0.91	0.47

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
END OF PERIOD BALANCES
Assets	$9,056,691	$9,087,162	$8,963,114	$8,931,938	$8,763,946
Loans and leases	6,964,454	7,097,969	6,863,393	6,854,808	6,616,100
Deposits	7,409,819	7,442,669	7,417,765	7,230,035	7,125,944
Allowance for loan and lease losses	161,430	163,484	157,470	155,540	152,324
Goodwill and intangible assets	83,895	83,895	83,895	83,897	83,902
Common shareholders’ equity	1,236,472	1,198,589	1,161,459	1,111,068	1,104,253
Total equity	1,291,431	1,257,424	1,220,542	1,181,506	1,175,205
ASSET QUALITY
Loans and leases past due 90 days or more	$317	$198	$122	$106	$100
Nonaccrual loans and leases	62,264	71,732	40,540	30,613	30,678
Other real estate	120	—	—	460	—
Repossessions	435	3,549	2,410	155	109
Equipment owned under operating leases	56	62	—	—	—
Total nonperforming assets	$63,192	$75,541	$43,072	$31,334	$30,887
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	September 30,	June 30,	December 31,	September 30,
	2025	2025	2024	2024
ASSETS
Cash and due from banks	$75,316	$88,810	$76,837	$99,900
Federal funds sold and interest bearing deposits with other banks	138,942	60,298	47,989	69,461
Investment securities available-for-sale, at fair value (amortized cost of $1,555,564, $1,530,847, $1,650,684, and $1,657,198 at September 30, 2025, June 30, 2025, December 31, 2024, and September 30, 2024, respectively)	1,495,117	1,456,157	1,536,299	1,563,461
Other investments	22,140	22,140	23,855	23,855
Mortgages held for sale	7,110	4,334	2,569	3,690
Loans and leases, net of unearned discount:
Commercial and agricultural	759,167	835,826	772,974	723,176
Renewable energy	603,715	573,226	487,266	479,947
Auto and light truck	924,992	972,461	948,435	949,473
Medium and heavy duty truck	280,302	282,875	289,623	299,208
Aircraft	1,095,423	1,134,838	1,123,797	1,065,801
Construction equipment	1,207,446	1,207,209	1,203,912	1,141,367
Commercial real estate	1,244,306	1,252,750	1,215,265	1,156,823
Residential real estate and home equity	726,585	714,026	680,071	664,581
Consumer	122,518	124,758	133,465	135,724
Total loans and leases	6,964,454	7,097,969	6,854,808	6,616,100
Allowance for loan and lease losses	(161,430)	(163,484)	(155,540)	(152,324)
Net loans and leases	6,803,024	6,934,485	6,699,268	6,463,776
Equipment owned under operating leases, net	7,649	8,653	11,483	13,011
Premises and equipment, net	57,852	55,602	53,456	48,185
Goodwill and intangible assets	83,895	83,895	83,897	83,902
Accrued income and other assets	365,646	372,788	396,285	394,705
Total assets	$9,056,691	$9,087,162	$8,931,938	$8,763,946
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,633,786	$1,583,621	$1,639,101	$1,635,981
Interest-bearing deposits:
Interest-bearing demand	2,512,205	2,601,353	2,544,839	2,404,805
Savings	1,396,931	1,359,841	1,256,370	1,242,551
Time	1,866,897	1,897,854	1,789,725	1,842,607
Total interest-bearing deposits	5,776,033	5,859,048	5,590,934	5,489,963
Total deposits	7,409,819	7,442,669	7,230,035	7,125,944
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	72,190	58,242	72,346	63,553
Other short-term borrowings	1,384	51,816	176,852	102,124
Total short-term borrowings	73,574	110,058	249,198	165,677
Long-term debt and mandatorily redeemable securities	42,234	41,850	39,156	39,220
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	180,869	176,397	173,279	199,136
Total liabilities	7,765,260	7,829,738	7,750,432	7,588,741
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at September 30, 2025, June 30, 2025, December 31, 2024, and September 30, 2024	436,538	436,538	436,538	436,538
Retained earnings	983,615	950,363	890,937	868,075
Cost of common stock in treasury (3,771,570, 3,674,878, 3,685,512, and 3,691,291 shares at September 30, 2025, June 30, 2025, December 31, 2024, and September 30, 2024, respectively)	(137,818)	(131,551)	(129,175)	(129,134)
Accumulated other comprehensive loss	(45,863)	(56,761)	(87,232)	(71,226)
Total shareholders’ equity	1,236,472	1,198,589	1,111,068	1,104,253
Noncontrolling interests	54,959	58,835	70,438	70,952
Total equity	1,291,431	1,257,424	1,181,506	1,175,205
Total liabilities and equity	$9,056,691	$9,087,162	$8,931,938	$8,763,946

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Interest income:
Loans and leases	$120,242	$117,230	$115,200	$351,032	$337,503
Investment securities, taxable	8,803	8,602	6,120	25,558	18,099
Investment securities, tax-exempt	301	297	251	875	765
Other	1,542	1,087	1,659	3,943	4,500
Total interest income	130,888	127,216	123,230	381,408	360,867
Interest expense:
Deposits	39,654	39,106	43,782	118,606	126,621
Short-term borrowings	307	809	1,509	1,348	6,769
Subordinated notes	1,010	1,007	1,054	3,031	3,176
Long-term debt and mandatorily redeemable securities	1,167	1,102	1,399	3,543	2,850
Total interest expense	42,138	42,024	47,744	126,528	139,416
Net interest income	88,750	85,192	75,486	254,880	221,451
Provision for credit losses:
(Recovery of) provision for credit losses — loans and leases	(179)	7,884	3,108	9,817	9,759
Provision (recovery of provision) for credit losses — unfunded loan commitments	1,075	(194)	(1,385)	2,034	(873)
Total provision for credit losses	896	7,690	1,723	11,851	8,886
Net interest income after provision for credit losses	87,854	77,502	73,763	243,029	212,565
Noninterest income:
Trust and wealth advisory	6,825	7,266	6,524	20,757	19,892
Service charges on deposit accounts	3,437	3,189	3,279	9,697	9,552
Debit card	4,530	4,567	4,598	13,246	13,361
Mortgage banking	1,031	1,116	1,042	3,000	3,272
Insurance commissions	1,845	1,685	1,641	5,970	5,028
Equipment rental	693	779	1,141	2,371	4,069
Losses on investment securities available-for-sale	(1,877)	(997)	—	(2,874)	—
Other	5,422	5,452	4,223	15,899	12,651
Total noninterest income	21,906	23,057	22,448	68,066	67,825
Noninterest expense:
Salaries and employee benefits	32,217	31,800	31,274	96,132	90,084
Net occupancy	3,085	3,035	3,011	9,344	8,915
Furniture and equipment	1,566	1,684	1,496	4,597	3,910
Data processing	7,578	7,410	7,002	22,279	20,214
Depreciation – leased equipment	557	619	907	1,894	3,194
Professional fees	1,765	1,499	1,928	4,932	4,986
FDIC and other insurance	1,454	1,438	1,423	4,332	4,707
Business development and marketing	2,846	1,884	1,671	6,655	5,441
Other	3,708	3,061	2,116	10,117	7,942
Total noninterest expense	54,776	52,430	50,828	160,282	149,393
Income before income taxes	54,984	48,129	45,383	150,813	130,997
Income tax expense	12,705	10,803	10,469	33,685	29,816
Net income	42,279	37,326	34,914	117,128	101,181
Net loss (income) attributable to noncontrolling interests	17	(7)	23	7	4
Net income available to common shareholders	$42,296	$37,319	$34,937	$117,135	$101,185
Per common share:
Basic net income per common share	$1.71	$1.51	$1.41	$4.74	$4.09
Diluted net income per common share	$1.71	$1.51	$1.41	$4.74	$4.09
Basic weighted average common shares outstanding	24,472,035	24,541,385	24,514,144	24,519,828	24,489,665
Diluted weighted average common shares outstanding	24,472,035	24,541,385	24,514,144	24,519,828	24,489,665

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,439,793	$8,803	2.43%	$1,444,203	$8,602	2.39%	$1,510,162	$6,120	1.61%
Tax exempt(1)	32,727	379	4.59%	32,418	375	4.64%	29,057	316	4.33%
Mortgages held for sale	4,516	73	6.41%	3,385	55	6.52%	3,758	63	6.67%
Loans and leases, net of unearned discount(1)	7,015,389	120,245	6.80%	6,968,463	117,250	6.75%	6,605,677	115,216	6.94%
Other investments	133,400	1,542	4.59%	95,469	1,087	4.57%	124,647	1,659	5.29%
Total earning assets(1)	8,625,825	131,042	6.03%	8,543,938	127,369	5.98%	8,273,301	123,374	5.93%
Cash and due from banks	59,957			67,535			64,014
Allowance for loan and lease losses	(164,984)			(159,418)			(151,693)
Other assets	512,741			510,079			534,202
Total assets	$9,033,539			$8,962,134			$8,719,824

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,817,284	$39,654	2.70%	$5,774,752	$39,106	2.72%	$5,534,358	$43,782	3.15%
Short-term borrowings:
Securities sold under agreements to repurchase	59,297	148	0.99%	60,863	121	0.80%	64,032	173	1.07%
Other short-term borrowings	15,556	159	4.06%	61,917	688	4.46%	110,710	1,336	4.80%
Subordinated notes	58,764	1,010	6.82%	58,764	1,007	6.87%	58,764	1,054	7.14%
Long-term debt and mandatorily redeemable securities	41,646	1,167	11.12%	41,328	1,102	10.70%	39,119	1,399	14.23%
Total interest-bearing liabilities	5,992,547	42,138	2.79%	5,997,624	42,024	2.81%	5,806,983	47,744	3.27%
Noninterest-bearing deposits	1,606,828			1,574,332			1,600,068
Other liabilities	157,241			144,057			161,978
Shareholders’ equity	1,219,234			1,187,076			1,079,543
Noncontrolling interests	57,689			59,045			71,252
Total liabilities and equity	$9,033,539			$8,962,134			$8,719,824
Less: Fully tax-equivalent adjustments		(154)			(153)			(144)
Net interest income/margin (GAAP-derived)(1)		$88,750	4.08%		$85,192	4.00%		$75,486	3.63%
Fully tax-equivalent adjustments		154			153			144
Net interest income/margin - FTE(1)		$88,904	4.09%		$85,345	4.01%		$75,630	3.64%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Nine Months Ended
	September 30, 2025			September 30, 2024
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,457,157	$25,558	2.35%	$1,537,066	$18,099	1.57%
Tax exempt(1)	32,112	1,103	4.59%	30,057	962	4.28%
Mortgages held for sale	3,444	167	6.48%	3,257	162	6.64%
Loans and leases, net of unearned discount(1)	6,928,394	351,091	6.78%	6,572,108	337,580	6.86%
Other investments	114,444	3,943	4.61%	110,580	4,500	5.44%
Total earning assets(1)	8,535,551	381,862	5.98%	8,253,068	361,303	5.85%
Cash and due from banks	63,819			62,277
Allowance for loan and lease losses	(160,601)			(150,127)
Other assets	512,531			545,805
Total assets	$8,951,300			$8,711,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	5,779,321	118,606	2.74%	5,511,116	126,621	3.07%
Short-term borrowings:
Securities sold under agreements to repurchase	59,468	373	0.84%	57,934	366	0.84%
Other short-term borrowings	31,964	975	4.08%	168,234	6,403	5.08%
Subordinated notes	58,764	3,031	6.90%	58,764	3,176	7.22%
Long-term debt and mandatorily redeemable securities	40,891	3,543	11.58%	41,633	2,850	9.14%
Total interest-bearing liabilities	5,970,408	126,528	2.83%	5,837,681	139,416	3.19%
Noninterest-bearing deposits	1,589,924			1,598,711
Other liabilities	146,957			163,091
Shareholders’ equity	1,183,027			1,037,809
Noncontrolling interests	60,984			73,731
Total liabilities and equity	$8,951,300			$8,711,023
Less: Fully tax-equivalent adjustments		(454)			(436)
Net interest income/margin (GAAP-derived)(1)		$254,880	3.99%		$221,451	3.58%
Fully tax-equivalent adjustments		454			436
Net interest income/margin - FTE(1)		$255,334	4.00%		$221,887	3.59%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2025	2025	2024	2025	2024
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$130,888	$127,216	$123,230	$381,408	$360,867
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	76	75	79	226	239
(C)	– Tax exempt investment securities	78	78	65	228	197
(D)	Interest income – FTE (A+B+C)	131,042	127,369	123,374	381,862	361,303
(E)	Interest expense (GAAP)	42,138	42,024	47,744	126,528	139,416
(F)	Net interest income (GAAP) (A-E)	88,750	85,192	75,486	254,880	221,451
(G)	Net interest income - FTE (D-E)	88,904	85,345	75,630	255,334	221,887
(H)	Annualization factor	3.967	4.011	3.978	1.337	1.336
(I)	Total earning assets	$8,625,825	$8,543,938	$8,273,301	$8,535,551	$8,253,068
	Net interest margin (GAAP-derived) (F*H)/I	4.08%	4.00%	3.63%	3.99%	3.58%
	Net interest margin – FTE (G*H)/I	4.09%	4.01%	3.64%	4.00%	3.59%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$88,750	$85,192	$75,486	$254,880	$221,451
(G)	Net interest income – FTE	88,904	85,345	75,630	255,334	221,887
(J)	Plus: noninterest income (GAAP)	21,906	23,057	22,448	68,066	67,825
(K)	Less: losses (gains) on investment securities and partnership investments	9	(739)	(712)	(2,157)	(2,678)
(L)	Less: depreciation – leased equipment	(557)	(619)	(907)	(1,894)	(3,194)
(M)	Total net revenue (GAAP) (F+J)	110,656	108,249	97,934	322,946	289,276
(N)	Total net revenue – adjusted (G+J–K–L)	110,262	107,044	96,459	319,349	283,840
(O)	Noninterest expense (GAAP)	54,776	52,430	50,828	160,282	149,393
(L)	Less:depreciation – leased equipment	(557)	(619)	(907)	(1,894)	(3,194)
(P)	Noninterest expense – adjusted (O–L)	54,219	51,811	49,921	158,388	146,199
	Efficiency ratio (GAAP-derived) (O/M)	49.50%	48.43%	51.90%	49.63%	51.64%
	Efficiency ratio – adjusted (P/N)	49.17%	48.40%	51.75%	49.60%	51.51%

		End of Period
		September 30,	June 30,	September 30,
		2025	2025	2024
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,236,472	$1,198,589	$1,104,253
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,902)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,152,577	$1,114,694	$1,020,351
(T)	Total assets (GAAP)	9,056,691	9,087,162	8,763,946
(R)	Less: goodwill and intangible assets	(83,895)	(83,895)	(83,902)
(U)	Total tangible assets (T–R)	$8,972,796	$9,003,267	$8,680,044
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	13.65%	13.19%	12.60%
	Tangible common equity-to-tangible assets ratio (S/U)	12.85%	12.38%	11.76%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,236,472	$1,198,589	$1,104,253
(V)	Actual common shares outstanding	24,434,104	24,530,796	24,514,383
	Book value per common share (GAAP-derived) (Q/V)*1000	$50.60	$48.86	$45.05
	Tangible common book value per share (S/V)*1000	$47.17	$45.44	$41.62

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